SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  July 11, 2002
                Date of Report (Date of earliest event reported)



                         CHOICE ONE COMMUNICATIONS INC.


             (Exact name of registrant as specified in its charter)


 Delaware                   0-29279                      16-1550742
 --------                   -------                      ----------
(State or other     (Commission File Number)          (IRS Employer
jurisdiction of                                        Identification No.)
incorporation
or organization)

            100 Chestnut Street, Suite 600, Rochester, New York 14604

              (Address of principal executive offices and zip code)

                                 (585) 246-4231

              (Registrant's telephone number, including area code)



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ITEM 4.           CHANGES IN CERTIFYING ACCOUNTANT

         On July 8, 2002, the Audit Committee of Choice One Communications Inc. (the "Company") approved the decision to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent auditor. On July 8, 2002, Andersen was notified of their dismissal as independent auditors for the Company.

         Effective July 8, 2002, the Company engaged PricewaterhouseCoopers LLP ("PWC") to serve as the Company's independent auditor.

         Andersen's reports on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through the date of this Form 8-K, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements; and
(2) no reportable events, as described in Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

         The Company provided Andersen with a copy of the foregoing disclosures. The Company has been unable to obtain a letter from Andersen stating its agreement with the foregoing disclosures. Andersen has advised the Company that they no longer have an infrastructure to process such requests.

         During the two most recent fiscal years and through the date of this Form 8-K, the Company did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and
(ii) of the Securities and Exchange Commission's Regulation S-K.



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                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHOICE ONE COMMUNICATIONS INC.

    Dated: July 11, 2002              By:/s/________________________

                                     Name: Ajay Sabherwal
                                     Title:Executive Vice President, Finance
                                           and Chief Financial Officer